Exhibit 99.1

Faraday Future Founder and Co-CEO YT Jia Shares Weekly Investor Update: The FX Super One First Pre-Production Vehicles Roll-off Ceremony is Scheduled for December 21 at the Company’s Hanford, CA Factory

●	The first batch of knockdowns for FX Super One MPV have successfully arrived at the Port of Long Beach, cleared customs and have commenced delivery to the Company’s manufacturing facility in Hanford, CA factory in anticipation of the first pre-production vehicles Roll-off ceremony on Dec. 21.

●	The Board has conditionally approved FF and FX’s five-year volume production plan, including the target of 400,000-500,000 cumulative production and sales, contingent upon securing the necessary financing, as well as more support and agreements with strategic partners.

Los Angeles, CA (Dec. 7, 2025) – Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future”, “FF” or the “Company”), a California-based global shared intelligent electric mobility ecosystem company, today shared a weekly business update from YT Jia, Founder and Global Co-CEO of FF.

“Today I would like to share two major bits of progress first: I will start with the fact that I am proud to announce that the FX Super One First Pre-Production Vehicles Roll-off Ceremony is scheduled for December 21 at our manufacturing facility in Hanford, CA! We have reached a critical state of readiness: the full set of components for the first several pre-production vehicles have arrived on site. With nearly 3,000 parts per vehicle now in hand, we will formally launch production tomorrow.

This milestone carries significance in six areas:

1.	It marks the near completion of the Bridge Closure for our Bridge strategy, covering a closed loop of supply chain, testing, logistics, customs clearance and production. This further validates the feasibility and strategic value of the Bridge model, across tariff adaptation, ICTS compliance, cost management, operational efficiency, and so on.

2.	It marks that the Hanford factory has entered the FX pre-production phase. Our production, industrialization, supply chain, and Bridge systems are now forming a closed-loop synergy.

3.	It could provide a replicable, fast-track mass production framework for the scalable deployment of future FX models.

4.	It represents a new breakthrough in the Company’s business and supports improvements in our capital position and capital market expectations.

5.	It could empower the global expansion of China’s automotive supply chain and unlock its value within the U.S.— the world’s highest-value market.

6.	It could fill a structural gap, tap the blue-ocean segment in the U.S., and generate incremental value in the U.S. market, including job creation and contributions to manufacturing reshoring.

The second bit of progress is that the Board has conditionally approved FF and FX’s five-year volume production plan, including the target of 400,000-500,000 cumulative production and sales, contingent upon securing the necessary financing, as well as more support and agreements with strategic partners. This could help us build a solid foundation for our strategic advancement and stockholder value maximization.

On EAI flywheel—other FFAI updates this week:

S5 Capital Markets and Finance — FF attended UBS’s Global Industrials and Transportation Conference in Florida — a major platform for global capital, industrial and mobility sectors. During the event, we held in-depth discussions with multiple institutional investors, providing a systematic overview of our strategy and core business progress.

Turning to S6 Middle East — Following the delivery of the very first Super One to global icon Andrés Iniesta — coinciding with the UAE’s 54th National Day — our Middle East team brought FF 91 and FX Super One across all seven Emirates, where the “Twin Stars” shined across the region. Next, the Middle East team will speed up assembly ramp up and keep pushing for the assembly and delivery of the FX Super One AIHER variant and the potential battery electric variant, so that more users can be among the first to experience the unique value of First Class EAI-MPV and have the region truly enter the era of AI-powered luxury mobility.

Finally, our issues, reflections, and solutions — Since the FX Super one Initial Product Launch on July 17, we know that our stockholders, investors, and users have been eagerly waiting updates on our milestones and our business vision for the next few years. Our goal has always been to share a roadmap that is clear and executable.

Due to complex review cycles and approval procedures, we have not been able to share these details as quickly as intended. This experience has underscored the need for us to improve our internal synergy and operational efficiency.

With our Five-Year Plan closing in on approval, the path could soon be clear for us to share our key milestone goals and forward-looking business plans. We will begin releasing these updates soon and look forward to your continued attention. That’s it for today. I’ll see you at the Hanford factory on December 21.”

ABOUT FARADAY FUTURE

Faraday Future is a California-based global shared intelligent electric mobility ecosystem company. Founded in 2014, the Company’s mission is to disrupt the automotive industry by creating a user-centric, technology-first, and smart driving experience. Faraday Future’s flagship model, the FF 91, exemplifies its vision for luxury, innovation, and performance. The FX strategy aims to introduce mass production models equipped with state-of-the-art luxury technology similar to the FF 91, targeting a broader market with middle-to-low price range offerings. FF is committed to redefining mobility through AI innovation. Join us in shaping the future of intelligent transportation. For more information, please visit https://www.ff.com/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan to,” “can,” “will,” “should,” “future,” “potential,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the FX Super One and related production and delivery, the timing for delivery of Super One parts sets, and future production and sales volumes, involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to maintain its listing on Nasdaq; the availability of sufficient share capital to execute on its strategy, which the Company currently lacks; the agreement of stockholders to substantially increase the Company’s share capital, which could result in substantial additional dilution; the Board’s approval of various production and sales plans and proposals, which the Company may fail to obtain; the Company’s ability to homologate FX vehicles for sale; the Company’s ability to secure the necessary funding to execute on the FX strategy, which will be substantial; the Company’s ability to enter into an engineering services agreement, which will be required for the Super One in the U.S.; the Company’s ability to enter into agreements with OEMs to produce the FX 4, none of which have been secured; the Company’s ability to secure an occupancy certificate for its Hanford facility; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to cover future warranty claims; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the SEC on March 31, 2025, and other documents filed by the Company from time to time with the SEC.

CONTACTS:

Investor Relations (English): steven.park@ff.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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